EXHIBIT 5.1

March 23, 2021

MedMen Enterprises Inc.

10115 Jefferson Boulevard

Culver City, California 90232

Dear Sirs/Mesdames:

Re:	MedMen Enterprises Inc. - Registration Statement on Form S-1

We have acted as Canadian counsel to MedMen Enterprises Inc. (the “Corporation”), a British Columbia corporation, in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the sale or other disposition from time to time of up to 344,138,422 Class B Subordinate Voting Shares of the Corporation (the “Subordinate Voting Shares”), consisting of (i) 87,411,067 Subordinate Voting Shares (the “SV Shares”), (ii) 149,179,794 Subordinate Voting Shares (the “MM Can Warrant Shares”) issuable upon (a) the exercise of the same number of outstanding warrants of MM Can USA, Inc. (“MM Can Warrants”), a subsidiary of the Corporation (“MM Can”), for an equivalent number of Class B Common Shares of MM Can (the “Redeemable Shares”), and (b) the subsequent redemption or exchange of such Redeemable Shares in accordance with their terms, (iii) 75,415,211 Subordinate Voting Shares (the “MedMen Warrant Shares”) issuable upon the exercise of the same number of outstanding warrants of the Corporation (the “MedMen Warrants”), and (iv) 32,132,350 Subordinate Voting Shares (the “MedMen Convertible Note Shares”) issuable upon the conversion of certain outstanding convertible notes of the Corporation (the “MedMen Convertible Notes”) by the selling shareholders named in the Registration Statement, as more fully described in the Registration Statement. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.

We are not qualified to practice law in the United States of America. The opinion expressed herein relates only to the laws of British Columbia and the federal laws of Canada applicable therein, and we express no opinion as to any laws other than the laws of British Columbia and the federal laws of Canada applicable therein (and the interpretation thereof) as such laws exist and are construed as of the date hereof (the “Effective Date”). Our opinion does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.

For the purposes of our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

1.	the Registration Statement;
2.	the Notice of Articles and Articles of the Corporation; and
3.	such other documents, records and other instruments as we have deemed appropriate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates and documents relating to the Corporation as we have deemed necessary or relevant. As to various questions of fact relevant to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation.

Whenever our opinion refers to Subordinate Voting Shares whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that a holder of such Subordinate Voting Shares cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such shares. No opinion is expressed as to the adequacy of any consideration received, whether in cash, past services performed for the Corporation or otherwise.

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We have assumed with respect to all of the documents examined by us, the genuineness of all signatures (original or electronic) and seals, the legal capacity at all relevant times of any natural person signing any such documents, the incumbency of any person acting or purporting to act as a corporate or public official, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as a reproduction (including facsimiles and electronic copies), and the truthfulness and accuracy of all certificates of public officials and officers of the Corporation as to factual matters. We have further assumed that none of the Corporation’s Articles or Notice of Articles, nor the resolutions of the shareholders or directors of the Corporation upon which we have relied, have been or will be varied, amended or revoked in any respect or have expired.

Further, we have conducted such searches in public registries in British Columbia as we have deemed necessary or appropriate for the purposes of our opinion, but have made no independent investigation regarding such factual matters.

Based upon the foregoing, we are of the opinion that (i) the SV Shares are validly issued as fully paid and non-assessable shares in the capital of the Corporation, (ii) the MM Can Warrant Shares, when issued upon (a) the exercise of the MM Can Warrants in accordance with their terms, including payment of the exercise price therefor, and (b) subsequent redemption or exchange of the resulting Redeemable Shares in accordance with their terms, will be validly issued as fully paid and non-assessable shares in the capital of the Corporation, (iii) the MedMen Warrant Shares, when issued upon the exercise of the MedMen Warrants in accordance with their terms, including payment of the exercise price therefor, will be validly issued as fully paid and non-assessable shares in the capital of the Corporation, and (iv) the MedMen Convertible Note Shares, when issued upon the conversion of the MedMen Convertible Notes in accordance with their terms, will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to matters of tax or as to the contents of, or the disclosure in, the Registration Statement, or whether the Registration Statement provides full, true and plain disclosure of all material facts relating to the Corporation within the meaning of applicable securities laws.

Yours truly,

/s/ Cassels Brock & Blackwell LLP

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